Exhibit 10.13

Sixth Amended and Restated Rent Supplement

(CREZ Lease)

March 13, 2015

This Sixth Amended and Restated Rent Supplement (this “Sixth Amended Supplement”) between Sharyland Projects, L.L.C. (“Lessor”) and Sharyland Utilities, L.P. (“Lessee”) is executed and delivered on March 13, 2015, to memorialize supplements to the CREZ Lease (as defined below), effective as of January 1, 2015. Capitalized terms used herein that are not otherwise defined will have the meanings assigned to them in the CREZ Lease.

WHEREAS, Lessor and Lessee are Parties to a Second Amended and Restated Lease Agreement (CREZ Assets) dated as of December 1, 2014 (the “CREZ Lease”);

WHEREAS, the Parties executed a Fifth Amended and Restated Rent Supplement (CREZ Lease) effective as of January 1, 2015 (the “Fifth Amended Supplement”);

WHEREAS, the Incremental CapEx and Lessee CapEx for 2014 were different than expected and the Parties wish to effect a Rent Validation (as set forth in Section 3.2(c) of the CREZ Lease) to memorialize the effect of such difference;

WHEREAS, as a result of this Rent Validation, a one-time payment set forth below is owed and will be paid promptly upon execution hereof; and

WHEREAS, the Parties wish to amend and restate the Fifth Amended Supplement pursuant to Section 3.2(c) of the CREZ Lease.

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties hereto agree to the following:

1. The Fifth Amended Supplement is hereby amended and restated in its entirety as set forth below.

2. The CREZ Lease, except as supplemented by this Sixth Amended Supplement, shall remain in full force and effect.

Incremental Cap Ex:	2013	$466,424,280
	2014	$198,982,000	#
	2015	$10,500,000	*

#	Represents the “validated” amount of 2014 Incremental CapEx, i.e. a Rent Validation has occurred pursuant to Section 3.2(c) of the CREZ Lease, and, as part of this Rent Validation, the amount of 2014 Incremental CapEx has been restated. The amount of 2014 Incremental CapEx included in the Fifth Amended Supplement was $198,991,896.
*	Represents the amount of transmission Incremental CapEx that is expected to be placed in service in 2015, with a weighted average in service date of November 1, 2015. Rent supplements with respect to this transmission Incremental CapEx were agreed to and memorialized as part of the Fourth Amended and Restated Rent Supplement Schedule (CREZ Lease) dated January 1, 2015.

Lessee Cap Ex:	2013	$0
	2014	$0	#
	2015	$0

#	Represents the “validated” amount of 2014 Lessee CapEx, i.e. a Rent Validation has occurred pursuant to Section 3.2(c) of the CREZ Lease, and, as part of this Rent Validation, the amount of 2014 Lessee CapEx has been restated. The amount of 2014 Lessee CapEx included in the Fifth Amended Supplement was $0.

Base Rent:	2013	$21,758,233
	2014	$67,335,947	#
	2015	$68,535,384	*
	2016	$66,816,423
	2017	$64,253,026
	2018	$61,829,374
	2019	$59,548,694
	2020	$57,355,297

#	Represents the “validated” amount of 2014 Base Rent, i.e. a Rent Validation has occurred pursuant to Section 3.2(c) of the CREZ Lease and, as part of this Rent Validation, the amount of 2014 Base Rent has been restated. The amount of 2014 Base Rent included in the Fifth Amended Supplement was $67,335,947.
*	Lessee will make a monthly 2015 Base Rent payment of $5,688,129 on the 15th day of each month beginning on March 15, 2015 through May 15, 2015 (with respect to January 2015 through March 2015). Following these payments, Lessee will make a monthly 2015 Base Rent payment of $5,712,236 on the 15th day of each month beginning on June 15, 2015 through December 15, 2015 (with respect to April 2015 through October 2015). Following these payments, Lessee will make a monthly 2015 Base Rent payment of $5,742,672 on each of January 15, 2016 and February 15, 2016 (with respect to November and December 2015). Following these payments, the aggregate amount of 2015 Base Rent paid to Lessor will equal the asterisked amount above.

Percentage Rent Percentages:	2013	29.2%
	2014	31.6%#
	2015	31.3%
	2016	30.3%
	2017	29.5%
	2018	28.5%
	2019	27.7%
	2020	26.8%

#	Represents the “validated” percentage applicable to 2014 Percentage Rent, i.e. a Rent Validation has occurred pursuant to Section 3.2(c) of the CREZ Lease and, as part of this Rent Validation, the 2014 percentage has been restated. The 2014 percentage included in the Fifth Amended Supplement was 31.6% (i.e., even though the percentage has not changed, it has been “validated” pursuant to this Rent Validation).

Annual Percentage Rent Breakpoints:	2013	$21,758,233
	2014	$67,335,947	#
	2015	$68,535,384
	2016	$66,816,423
	2017	$64,253,026
	2018	$61,829,374
	2019	$59,548,694
	2020	$57,355,297

#	Represents the “validated” 2014 Annual Percentage Rent Breakpoint, i.e. a Rent Validation has occurred pursuant to Section 3.2(c) of the CREZ Lease and, as part of this Rent Validation, the 2014 Annual Percentage Rent Breakpoint has been restated. The 2014 Annual Percentage Rent Breakpoint included in the Fifth Amended Supplement was $67,335,947.

Revenues Attributable to Lessee CapEx, by Lease Year:

	2013	$0
	2014	$0	#
	2015	$0

#	Represents the “validated” 2014 Revenues Attributable to Lessee CapEx, i.e. a Rent Validation has occurred pursuant to Section 3.2(c) of the CREZ Lease and, as part of this Rent Validation, the 2014 Revenues Attributable to Lessee CapEx have been restated. The 2014 Revenues Attributable to Lessee CapEx included in the Fifth Amended Supplement was $0.

Validation Payment: As a result of the validation described above, pursuant to Section 3.2(c) of the CREZ Lease, Lessor will pay Lessee $404,208.00 promptly following execution hereof.

ERCOT Transmission Rate Allocation	between June 20 and October 17, 2013: 65.3%
between October 17, 2013 and February 25, 2014: 84.8%
between February 25 and May 1, 2014: 83.3%
between May 1 and October 3, 2014: 80.9%
between October 3, 2014 and March 31, 2015: 75.8%
between April 1, 2015 and October 31, 2015: 72.7%
starting November 1, 2015: 65.6%

Termination date of this Rent Supplement: December 31, 2020.

The Parties have executed this Sixth Amended Supplement to the CREZ Lease as of the date set forth above.

SHARYLAND UTILITIES, L.P.

By:	/s/ Mark Caskey
Name:	Mark Caskey
Title:	President

SHARYLAND PROJECTS, L.L.C.

By:	/s/ Brant Meleski
Name:	Brant Meleski
Title:	Chief Financial Officer